UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

ROYALE GLOBE HOLDING, INC.

 (Exact Name of Registrant as Specified in Its Charter)

NEVADA	20-5913810
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

68, Soi Suphaphong 3

Yak 8, Sirinakarn 40 Road

Nonghob, Praver, 10250 Bangkok, Thailand

(Address of Principal Executive Offices and Issuer’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2015, Royale Globe Holding, Inc (“Company”) entered into a Share Exchange Agreement (“Agreement”) with RMC MINING SDN BHD, a company incorporated under the laws of Malaysia (“RMC”) and MARICOM SDN BHD, a company registered under the laws of Malaysia (“MARICOM”).  Under this Agreement, the Company will issue 600,000,000 (Six Hundred Million) shares of common stock to RMC in exchange for 99.6% of the total ownership of MARICOM.

Item 3.02 Unregistered Sales of Equity Securities.

As described under Item 1.01 of this Current Report on Form 8-K,  the Company entered into a Share Exchange Agreement with RMC and MARICOM to issue 600,000,000 shares of common stock to RMC to acquire 99.6% of the total ownership of MARICOM. The sale of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

 The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description
10.1	Stock Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2015	Royale Globe Holding, Inc.

/s/ Ho Shih Khiam
Ho Shih Khiam
Chief Executive Officer